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                                   EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
               650 PAGE MILL ROAD PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                 APRIL 13, 2000

3Com Corporation
5400 Bayfront Plaza
Santa Clara, CA 95052

         Re:    Registration Statement on Form S-8
                Call Technologies, Inc. 1998 Stock Incentive Plan

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by 3Com Corporation, a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about April 13, 2000, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 145,135 shares of your Common Stock, $0.01 par value (the "Shares"), reserved for issuance pursuant to the Call Technologies, Inc. 1998 Stock Incentive Plan (the "Plan"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Plan.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectus, and any subsequent amendment thereto.

                                          Very truly yours,


                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI